Exhibit 99.1
Hollywood Media Corp. Reports Fourth Quarter and Full Year 2007 Results
Full Year Revenues Increase 13.2% to $123.9 Million
BOCA RATON, Fla., March 17, 2008 — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today reported financial results for the fourth quarter and full year ended December 31, 2007.
Fourth Quarter and Full Year 2007 Financial Results
As previously reported, in August 2007 Hollywood Media sold its Showtimes business unit to West World Media, LLC, and in August 2006 Hollywood Media sold its Baseline StudioSystems business unit to The New York Times Company. For purposes of the financial results presented in accordance with GAAP in this press release, the operating results and the gain on sale of these sold businesses are reported as discontinued operations and excluded from Hollywood Media’s net revenues and results of continuing operations for all periods presented.
Hollywood Media’s net revenues (which exclude the sale and operating results of the discontinued operations noted above) for the three months ended December 31, 2007 decreased 8.8 percent to $31.0 million compared to $34.0 million for the fourth quarter of 2006. The decrease was a result of the negative impact of the 19 day Broadway stagehand strike that ended on November 28, 2007. For the year ended December 31, 2007 net revenues increased 13.2 percent to $123.9 million compared to $109.4 million in 2006, largely driven by an increase in Broadway Ticketing revenue.
The loss from continuing operations for the fourth quarter of 2007 increased to $2.2 million, compared to a $1.8 million loss from continuing operations in the fourth quarter of 2006. For the full year 2007, the loss from continuing operations increased to $9.9 million, compared to a $9.7 million loss from continuing operations in 2006.
EBITDA (Modified)* (which excludes the sale and operating results of the discontinued operations noted above) for the fourth quarter of 2007 was a loss of $1.8 million compared to a loss of $1.4 million in EBITDA (Modified) for the fourth quarter of 2006. EBITDA (Modified) for the full year 2007 was a loss of $8.2 million compared to a loss of $6.2 million in EBITDA (Modified) for the full year 2006.
EBITDA (Modified) and the results of continuing operations were negatively impacted by the Broadway stagehand strike, redundant lease expenses associated with the consolidation of the Broadway Ticketing’s New York offices and increased investment in Hollywood.com.
Net loss for the fourth quarter of 2007 was $1.9 million, or $0.07 per basic and diluted share based on 32,900,188 weighted average common shares outstanding, compared to a net loss for the fourth quarter of 2006 of $1.7 million, or $0.06 per basic and diluted share based on 33,119,624 weighted average common shares outstanding. The decrease in weighted average common shares outstanding in the fourth quarter of 2007 as compared to the same period of 2006 was due to the Company’s repurchase of its common stock during the fourth quarter of

2007, as described below. Net income for the full year 2007 was $1.7 million, or $0.05 per basic and diluted share based on 33,303,886 weighted average common shares outstanding, compared to net income of $9.5 million for the full year 2006, or $0.29 per basic and diluted share based on 32,761,848 weighted average common shares outstanding.
During the fourth quarter of 2007, the Company used approximately $5.1 million to purchase approximately 2.0 million shares of its common stock under its stock repurchase program announced on October 1, 2007. As of December 31, 2007 there were 31,897,983 shares of common stock outstanding. Additional information regarding the stock repurchase program will be included in the Company’s Form 10-K being filed later today.
The Company’s cash and cash equivalents were $26.8 million at December 31, 2007, as compared to cash and cash equivalents of $27.4 million at December 31, 2006.
“Our 2007 results were driven by growth in our Broadway Ticketing business, offset in part by the impact of the stagehand strike during the fourth quarter,” stated Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. “Following the strike, our Broadway Ticketing sales continued to benefit from increased pricing flexibility as we capitalize on the recent regulatory changes in New York. We are also continuing to invest in our online platform at Hollywood.com with the goal of strengthening the site’s appeal. As we seek to maximize our operating results, we will continue to review opportunities to return value to our shareholders.”
Fourth Quarter 2007 Business Review
During the fourth quarter of 2007, Broadway Ticketing revenues were $27.9 million compared to $31.1 million in the fourth quarter of 2006, which decrease, as noted above, was a result of the stagehand strike.
EBITDA* for the Broadway Ticketing division in the fourth quarter of 2007 was $1.1 million compared to $1.7 million in the fourth quarter of 2006. EBITDA for the segment was negatively impacted by the stagehand strike and by redundant lease expense as the Company consolidated its New York offices. Deferred revenue related to Broadway Ticketing increased to $21.6 million as of December 31, 2007, compared to $20.7 million of deferred revenue as of December 31, 2006.
Revenues for the Ad Sales segment were $2.9 million in the fourth quarter of 2007, an increase of 25.3% from the prior-year period.
EBITDA* for the Ad Sales segment was a loss of $354,372 in the fourth quarter of 2007, compared to a net loss of $264,452 in the fourth quarter of 2006. EBITDA for the recent period was impacted by the continued investment in Hollywood.com.
Unconsolidated Investee
MovieTickets.com (in which Hollywood Media owns a 26.2% interest) continued to grow in 2007 with significant revenue and income increases driven by a strong ad sales performance. MovieTickets.com now tickets exclusively for 116 movie theater chains. Note that MovieTickets.com’s earnings are not included in Hollywood Media’s financial statements for any of the periods presented.

Select Segment Highlights
The following tables provide revenue, EBITDA* and net income data for our two highest revenue generating segments. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.
Quarter Ended December 31 (“Q4”)
Net Revenue

	Q4 2007	Q4 2006	% Change
Broadway Ticketing	$27,860,770	$31,122,716	-10.48%
Ad Sales	$2,884,974	$2,302,275	25.31%
EBITDA*

	Q4 2007	Q4 2006	% Change
Broadway Ticketing	$1,086,643	$1,658,294	-34.47%
Ad Sales	$(354,372)	$(264,452)	-34.00%
Net Income (Loss)

	Q4 2007	Q4 2006	% Change
Broadway Ticketing	$1,027,535	$1,573,473	-34.70%
Ad Sales	$(766,323)	$(253,134)	-202.73%
Year Ended December 31
Net Revenue

	2007	2006	% Change
Broadway Ticketing	$111,731,398	$98,102,961	13.89%
Ad Sales	$10,891,517	$9,909,996	9.90%
EBITDA*

	2007	2006	% Change
Broadway Ticketing	$3,625,110	$4,190,313	-13.49%
Ad Sales	$(1,180,911)	$(58,452)	-1920.31%
Net Income (Loss)

	2007	2006	% Change
Broadway Ticketing	$3,389,402	$3,914,572	-13.42%
Ad Sales	$(2,270,265)	$(927,021)	-144.90%

Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s 2007 fourth quarter and full year financial results on Monday, March 17, 2008 at 10:00 a.m. Eastern Daylight Time. To access the teleconference, please dial 888-562-3654 (U.S.) or 973-582-2703 (International) approximately ten minutes prior to the start of the call. The reference passcode for the call is 38541487. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through March 31, 2008 and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (Int’l), passcode 38541487. An archived version of the webcast will also be available on the investor relations portion of Hollywood Media’s Web site.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Broadway Ticketing division including Broadway.com, 1-800-Broadway and Theatre Direct International; and its Ad Sales division including Hollywood.com and the U.K.-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2006 and, when filed, our Form 10-K for 2007. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS
SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,758,550	$27,448,649
Receivables, net	3,038,711	3,345,757
Inventories held for sale	3,950,578	3,374,127
Deferred ticket costs	16,481,861	15,273,324
Prepaid expenses	2,290,182	2,294,730
Other receivables	3,873,799	2,603,416
Other current assets	629,298	3,031,495
Restricted cash	—	90,000
Current assets of discontinued operations	—	974,026

Total current assets	57,022,979	58,435,524

PROPERTY AND EQUIPMENT, net	4,890,120	1,914,201
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	286,985	282,714
INTANGIBLE ASSETS, net	1,477,822	1,872,536
GOODWILL	30,237,137	27,832,214
OTHER ASSETS	63,793	110,678
LONG TERM ASSETS OF DISCONTINUED OPERATIONS	—	9,561,737

TOTAL ASSETS	$93,978,836	$100,009,604

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,655,729	$3,084,420
Accrued expenses and other	4,808,551	6,413,079
Deferred revenue	24,273,625	23,797,907
Customer deposits	1,928,357	1,775,713
Current portion of capital lease obligations	141,809	52,303
Senior unsecured notes, net	—	6,375,399
Current portion of note payable	53,422	—
Current liabilities of discontinued operations	—	556,341

Total current liabilities	36,861,493	42,055,162

DEFERRED REVENUE	544,491	570,218
CAPITAL LEASE OBLIGATIONS, less current portion	255,971	25,285
MINORITY INTEREST	—	62,040
OTHER DEFERRED LIABILITY	622,189	3,295
DERIVATIVE LIABILITY	—	1,423,464
NOTE PAYABLE, less current portion	94,289	—
LONG-TERM LIABILITIES OF DISCONTINUED OPERATIONS	—	170,723

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 31,897,983 and 33,476,530 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	318,980	334,765
Additional paid-in capital	310,120,531	311,210,796
Accumulated deficit	(254,839,108)	(255,846,144)

Total shareholders’ equity	55,600,403	55,699,417

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$93,978,836	$100,009,604

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	TWELVE MONTHS ENDED DECEMBER 31,		THREE MONTHS ENDED DECEMBER 31,
	2007	2006	2007	2006
			(Unaudited)	(Unaudited)
NET REVENUES
Ticketing	$111,731,398	$98,102,961	$27,860,770	$31,122,716
Other	12,149,825	11,314,021	3,174,299	2,906,295

	123,881,223	109,416,982	31,035,069	34,029,011

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	93,367,536	81,928,952	22,767,953	25,902,599
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	6,286,130	5,331,498	1,691,399	1,519,524
Selling, general and administrative	16,321,373	14,884,268	4,622,327	4,435,210
Payroll and benefits	16,072,400	14,117,379	3,779,594	3,682,045
Depreciation and amortization	1,847,171	1,702,427	528,542	328,587

Total operating costs and expenses	133,894,610	117,964,524	33,389,815	35,867,965

Loss from operations	(10,013,387)	(8,547,542)	(2,354,746)	(1,838,954)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	4,747	12,227	2,686	13,777

OTHER INCOME (EXPENSE)
Interest, net	199,437	(1,787,735)	286,895	(178,841)
Change in derivative liability	—	640,536	—	56,536
Other, net	(59,572)	3,910	(119,953)	144,309

Loss from continuing operations before minority interest	(9,868,775)	(9,678,604)	(2,185,118)	(1,803,173)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	3,241	4,910	24,729	(29,441)

Loss from continuing operations	(9,865,534)	(9,673,694)	(2,160,389)	(1,832,614)

Gain on sale of discontinued operations, net of income taxes	10,254,287	16,328,241	301,182	(535,670)
Income from discontinued operations	1,345,856	2,867,966	—	667,087

Income from discontinued operations	11,600,143	19,196,207	301,182	131,417

Net income (loss)	$1,734,609	$9,522,513	$(1,859,207)	$(1,701,197)

Basic and diluted income (loss) per common share
Continuing operations	(0.30)	(0.30)	(0.07)	(0.06)
Discontinued operations	0.35	0.59	—	—

Total basic and diluted net income per share	$0.05	$0.29	$(0.07)	$(0.06)

Weighted average common and common equivalent shares outstanding — basic and diluted	33,303,886	32,761,848	32,900,188	33,119,624

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Year Ended December 31, 2007

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$111,731,398	$10,891,517	$1,061,118	$197,190	$—	$123,881,223

Operating Income (Loss)	3,350,493	(2,239,958)	(8,918)	(579,213)	(10,535,791)	(10,013,387)

Net Income (Loss) from continuing operations	3,389,402	(2,270,265)	8,499	(579,213)	(10,413,957)	(9,865,534)

Add back (Income) Expense:

Interest, net	(74,468)	6,439	(9,429)	—	(121,979)	(199,437)
Taxes	(7,400)	33,365	—	—	26,968	52,933
Depreciation and Amortization	317,576	1,049,550	—	6,100	473,945	1,847,171

EBITDA Income (Loss) from continuing operations	$3,625,110	$(1,180,911)	$(930)	$(573,113)	$(10,035,023)	$(8,164,867)

For the Year Ended December 31, 2006

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$98,102,961	$9,909,996	$1,229,126	$174,899	$—	$109,416,982

Operating Income (Loss)	3,937,948	(978,399)	163,953	(573,454)	(11,097,590)	(8,547,542)

Net Income (Loss) from continuing operations	3,914,572	(927,021)	189,364	(572,079)	(12,278,530)	(9,673,694)

Add back (Income) Expense:

Interest	(14,116)	(26,344)	(8,274)	—	1,836,469	1,787,735
Taxes	—	(22,583)	—	—	—	(22,583)
Depreciation and Amortization	289,857	917,496	—	13,134	481,940	1,702,427

EBITDA Income (Loss) from continuing operations	$4,190,313	$(58,452)	$181,090	$(558,945)	$(9,960,121)	$(6,206,115)

For the Three Months Ended December 31, 2007 (unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$27,860,770	$2,884,974	$264,075	$25,250	$—	$31,035,069

Operating Income (Loss)	1,011,153	(683,053)	(50,269)	(164,904)	(2,467,673)	(2,354,746)

Net Income (Loss) from continuing operations	1,027,535	(766,323)	(20,558)	(164,904)	(2,236,139)	(2,160,389)

Add back (Income) Expense:

Interest, net	(26,051)	3,130	(2,296)	—	(261,678)	(286,895)
Taxes	—	85,991	—	—	26,233	112,224
Depreciation and Amortization	85,159	322,830	—	330	120,223	528,542

EBITDA Income (Loss) from continuing operations	$1,086,643	$(354,372)	$(22,854)	$(164,574)	$(2,351,361)	$(1,806,518)

For the Three Months Ended December 31, 2006 (unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$31,122,716	$2,302,275	$545,721	$58,299	$—	$34,029,011

Operating Income (Loss)	1,535,400	(382,956)	182,795	(142,995)	(3,031,198)	(1,838,954)

Net Income (Loss) from continuing operations	1,573,473	(253,134)	168,808	(142,995)	(3,178,766)	(1,832,614)

Add back (Income) Expense:

Interest	(419)	(23,421)	(1,677)	—	204,358	178,841
Taxes	—	(107,490)	—	—	—	(107,490)
Depreciation and Amortization	85,240	119,593	—	2,918	120,836	328,587

EBITDA Income (Loss) from continuing operations	$1,658,294	$(264,452)	$167,131	$(140,077)	$(2,853,572)	$(1,432,676)

(1)	The Ad Sales segment includes Internet advertising sales on Hollywood.com, commissions from advertising sales on MovieTickets.com and Internet and other advertising sales by CinemasOnline.

(2)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.